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                                                                EXHIBIT 10.18(a)

                          CONSOLIDATED AMENDMENT NO. 1
                                       TO
                           LOAN AND SECURITY AGREEMENT

      THIS CONSOLIDATED AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (this "AMENDMENT"), dated as of the 27th day of March, 2002, made by and between

      FLEET CAPITAL CORPORATION, a Rhode Island corporation (the "LENDER"); and

      CHAUTAUQUA AIRLINES, INC., a New York corporation ( the "BORROWER"),

      to the Loan and Security Agreement, dated December 9, 1998 (as amended, modified, restated or supplemented from time to time, the "LOAN AGREEMENT"). All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement.

                                    RECITALS

      A. Pursuant to the Loan Agreement, the Lender has agreed to make loans and extend credit to the Borrower secured by the Collateral.

      B. The Loan Agreement has been previously amended by Amendment No. 1 thereto dated July 27, 1999, by Amendment No. 2 thereto dated August 28, 1999, and by Amendment No. 3 thereto dated October 29, 2001 (Amendments No. 1, 2 and 3 to the Loan Agreement being herein called the "PRIOR AMENDMENTS").

      C. The Lender and the Borrower have agreed to amend certain of the terms and provisions of the Loan Agreement.

      D. The amendments heretofore made by the Prior Amendments and desired to be made pursuant to the terms hereof are so numerous that it is advisable, for the sake of convenience, to restate and consolidate in this Amendment all of the currently effective amendments to the Loan Agreement.

      E. To accomplish the foregoing, the Borrower and the Lender have agreed to enter into this Amendment.

                             STATEMENT OF AGREEMENT

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Borrower and the Lender hereby agree as follows:


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                                    ARTICLE I

                          AMENDMENTS TO LOAN AGREEMENT

      The Loan Agreement is hereby amended as follows:

      1.1 DEFINITIONS. Appendix A to the Loan Agreement is amended as follows:

      (a) New definitions are added in proper alphabetical sequence as follows:

            "CONSOLIDATED BOOK NET WORTH - at any date the shareholders' equity of Borrower and its Subsidiaries at such date calculated in accordance with GAAP.

            ELIGIBLE SPARE PARTS - a Spare Part of Borrower which Lender, in its good faith credit judgment, based upon its usual and customary credit and collateral considerations, deems to be an Eligible Spare Part. Without limiting the generality of the foregoing, no Spare Part shall be an Eligible Spare Part unless:

            (i) it is in airworthy condition in accordance with all Applicable Laws, including all applicable FAA rules and regulations;

            (ii) it meets all standards imposed by any applicable governmental agency or authority;

            (iii) it conforms in all respects to the warranties and representations set forth in the Agreement;

            (iv) it is subject to Lender's duly perfected Lien and no other Lien except a Permitted Lien that is not a Purchase Money Lien;

            (v) it is situated at a location in compliance with the Agreement;
      and

            (vi) it is owned outright by Borrower and not held by Borrower on consignment or other sale or return basis.

            ERJ - an Embraer 145 or 140 regional jet aircraft.

            ERJ SPARE PART - a Spare Part for an ERJ.

            ERJ START-UP EXPENSES - start-up expenses incurred by Borrower for the operation of the ERJ Aircraft.

            NON-FINANCED CAPITAL EXPENDITURES - in the case of a Capital Expenditure made or incurred for the acquisition of a Rotable, a Capital Expenditure which is


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      not financed by Purchase Money Indebtedness or, if such Rotable is a ERJ
      Spare Part, a Revolver Loan made in respect of the ERJ Spare Parts Borrowing Base, and, in the case of all other Capital Expenditures, a Capital Expenditure which is not financed by Purchase Money Indebtedness, the Term Loan or an Equipment Loan.

            SAAB AIRCRAFT COLLATERAL APPRAISAL - an appraisal of the orderly liquidation value of the Saab Aircraft Collateral conducted by Lender's appraisal staff or other appraisal firm selected by Lender.

            SAAB AIRCRAFT COLLATERAL LOAN VALUE - the appraised orderly liquidation value of the Saab Aircraft Collateral which shall initially be in the amount of $2,500,000, but shall be adjusted from time to time by Lender based upon its most recent Saab Aircraft Collateral Appraisal.

            SPARE PARTS COLLATERAL APPRAISAL - an appraisal of the orderly liquidation value of all or any portion of the Spare Parts included within the calculation of the Spare Parts Borrowing Base conducted by Lender's appraisal staff or other appraisal firm selected by Lender.

            SPARE PARTS BORROWING BASE - at any date of determination thereof, the lesser of (a) $14,100,000 or (b) the sum of the following:

            (i) the lesser of (A) $2,100,000 or (B) fifty percent (50%) of the aggregate value at such date of those Eligible Spare Parts consisting of Rotables for turboprop Saab 340 aircraft; plus

            (ii) sixty-five percent (65%) of the aggregate value at such date of those Eligible Spare Parts consisting of ERJ Spare Parts which are Rotables; plus

            (iii) forty percent (40%) of the aggregate value at such date of those Eligible Spare Parts consisting of ERJ Spare Parts which are not Rotables,

            in each case with value calculated on the basis of the lower of (1) net book value, as calculated in accordance with GAAP, or (2) appraised orderly liquidation value based upon the Lender's most recent Spare Parts Collateral Appraisal.

            SPECIAL AVAILABILITY RESERVE - as at any date of determination thereof, the amount, if any, by which the unpaid principal balance of the Term Loan exceeds the Saab Aircraft Collateral Loan Value.

      (b) The definition of "Borrowing Base" is amended in its entirety to read as follows:

            "BORROWING BASE - as at any date of determination thereof, an amount


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      equal to the sum of:

            (i)   the Accounts Borrowing Base at such date;

                                      PLUS

            (ii)  the Spare Parts Borrowing Base at such date;

                                      MINUS

            (iii) the Special Availability Reserve at such date;

                                      MINUS

            (iv)   the Availability Reserve at such date."

      (c) The definition of "Consolidated EBITDAR" is amended in its entirety to read as follows:

            "CONSOLIDATED EBITDAR - with respect to any fiscal period, the sum of (i) Consolidated EBITDA for such fiscal period, PLUS (ii) rentals for aircraft leased by Borrower or any of its Subsidiaries for such fiscal period which were subtracted from earnings in calculating Consolidated Adjusted Net Earnings From Operations for such fiscal period."

      (d) The definition of "Consolidated Fixed Charges" is amended in its entirety to read as follows:

            "CONSOLIDATED FIXED CHARGES - with respect to any period, the sum of
      (i) interest expense of Borrower and its Subsidiaries for such period in respect of all Indebtedness for Money Borrowed, PLUS (ii) tax expense of Borrower and its Subsidiaries for such period, PLUS (iii) regularly scheduled payments of principal on Indebtedness for Money Borrowed required to be paid by Borrower and its Subsidiaries during such period, PLUS (iv) rentals for aircraft leased by Borrower or any of its Subsidiaries paid or required to be paid by Borrower and its Subsidiaries during such period (except for the above market component of such rentals which are capitalized in accordance with GAAP), PLUS (v) Distributions paid by Borrower during such period, PLUS (vi) Non-Financed Capital Expenditures paid by Borrower during such period, MINUS (vii) any cash contributions to Borrower's capital received by Borrower during such period, MINUS (viii) the proceeds of Subordinated Debt incurred by Borrower which are received in cash by Borrower during such period."


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      (f) The definition of "Consolidated Leverage Ratio" is amended in its entirety to read as follows:

            "CONSOLIDATED LEVERAGE RATIO - at any date means the ratio of (i) Indebtedness for Money Borrowed of Borrower and its Subsidiaries at such date to (ii) Consolidated Book Net Worth of Borrower and its Subsidiaries at such date."

      (g) The definition of "Eligible Equipment" is amended in its entirety to read as follows:

            "ELIGIBLE EQUIPMENT - New Equipment consisting of Rated Engines for use in a ERJ which (i) have been purchased by Borrower after March 15, 2002, (ii) have been delivered to and accepted by Borrower and (iii) are subject to Lender's duly perfected first priority Lien and no other Lien that is not a Permitted Lien."

      (g) The definition of "Revolver Facility Amount" is amended in its entirety to read as follows:

            "REVOLVER FACILITY AMOUNT - The sum of $15,000,000, as such amount may be reduced by Borrower pursuant to Section 1.4 of the Agreement."

      (h) The definition of "Rotables/Rated Engines Borrowing Base" is deleted in its entirety.

      (i) The definition of "Term Note" is amended in its entirety to read as follows:

            "TERM NOTE - the Secured Promissory Note to be executed by Borrower on or about the Closing Date in favor of Lender to evidence the Term Loan, which shall be in the form of EXHIBIT A-1 to the Agreement, as amended by Amendment No. 1 thereto dated of even date with Consolidated Amendment No. 1 to the Agreement."

      1.2 LETTERS OF CREDIT. Section 1.2.1 is amended in its entirety to read as follows:

            "1.2.1 ISSUANCE OF LETTERS OF CREDIT AND LETTER OF CREDIT GUARANTIES. Lender agrees, for so long as no Default or Event of Default exists and subject to the provisions of Section 10 below, to issue its, or cause to be issued its Affiliate's, Letters of Credit and Letter of Credit Guaranties, as requested by Borrower, provided that the Letter of Credit Amount at any time shall not exceed $2,000,000 and no Letter of Credit or Letter of Credit Guaranty may have an expiration date that is after the last day of the Original Term or the then applicable Renewal Term. Any amounts paid by Lender under any Letter of Credit Guaranty or in connection with any Letter of Credit shall be treated as Revolver Loans,


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      shall be secured by all of the Collateral and shall bear interest and be payable at the same rate and in the same manner as the Revolver Loans."

      1.3 REDUCTION OF REVOLVER FACILITY AMOUNT. Section 1.4 is amended in its entirety to read as follows:

            "1.4 REDUCTION OF REVOLVER FACILITY AMOUNT. Borrower shall have the right to reduce the Revolver Facility Amount, no more than three (3) separate times and upon not less than ten (10) days prior written notice to Lender of each such reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall be in a minimum amount of $500,000 or a whole multiple of $100,000 in excess thereof) and shall be irrevocable and effective only upon receipt by Lender. In no event, however, shall Borrower have the right to reduce the Revolver Facility Amount below $11,000,000. If on the effective date of any such reduction in the Revolver Facility Amount and after giving effect thereto, an Overadvance Condition shall exist, then the provisions of
      Section 4.2.1(iii) shall apply. The Revolver Facility Amount once reduced pursuant to this Section 1.4 may not be reinstated."

      1.4 INTEREST. Section 2.2.1 is amended in its entirety to read as follows:

            "2.2.1 RATES OF INTEREST - LOANS. Subject to the provisions of
      Section 2.1.6 of this Agreement, Borrower agrees to pay interest on the unpaid principal amount of the Loans outstanding from the respective dates such principal amounts are advanced until paid (whether at stated maturity, on acceleration, or otherwise) at a variable rate per annum equal to the applicable rate indicated below:

                  (i) For Loans made or outstanding as Base Rate Loans, the Base
            Rate in effect from time to time PLUS three-quarters of one percent (0.75%);

                  (ii) For Loans made or outstanding as Daily LIBOR Loans, the
            Daily LIBOR Rate in effect from time to time PLUS three percent (3.0%); or

                  (iii) For Loans made or outstanding as LIBOR Rate Loans, the relevant Adjusted LIBOR Rate for the applicable Interest Period selected by Borrower in conformity with this Agreement PLUS two and three-quarters percent (2.75%)."

      1.5 ADDITIONAL INTEREST. Section 2.1.8 is amended in its entirety to read as follows:

            "2.1.8 ADDITIONAL INTEREST. At the end of each calendar quarter (or, if this Agreement is terminated before the end of a calendar quarter, on the termination date), the Average Credit Facility Balance for such calendar quarter (or that


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      portion of such calendar quarter through the termination date) shall be determined, and if such Average Credit Facility Balance is less than $7,500,000, then, no later than ten (10) days after the end of such calendar quarter (or, if this Agreement is earlier terminated, on the termination date), Borrower shall pay to Lender additional interest in an amount equal to $25,000."

      1.6 LETTER OF CREDIT AND LETTER OF CREDIT GUARANTY FEES. Section 2.2.3 is amended in its entirety to read as follows:

            "2.2.3 LETTER OF CREDIT AND LETTER OF CREDIT GUARANTY FEES. For each Letter of Credit and Letter of Credit Guaranty issued from time to time pursuant to Section 1.2 of this Agreement, Borrower shall pay to Lender:
      (a) an issuance fee, payable in advance upon issuance of the Letter of Credit or Letter of Credit Guaranty and on each anniversary date hereof, equal to one percent (1%) per annum of the undrawn face amount thereof, plus $150, but in no event shall such issuance fee be less than $500; (b) an administrative fee, payable monthly in arrears on the first day of each calendar month after the Closing Date and upon the termination of this Agreement, equal to one and three-quarters percent (1.75%) per annum of the undrawn face amount thereof, and (c) fees and charges from time to time with respect to the amendment, transfer, administration, negotiation, cancellation and conversion of, and drawings under, each of the Letters of Credit and the Letter of Credit Guaranties in the respective amounts set forth in SCHEDULE 2.2.3 hereof."

      1.7 AUDITS AND APPRAISALS. Section 2.2.4 is amended in its entirety to read as follows:

            "2.2.4 AUDIT AND APPRAISAL FEES. Borrower shall reimburse Lender at the rate of $850 per person per day, plus out of pocket expenses, for all audit reviews, field examinations and collateral examinations of Borrower's books and records conducted by Lender from time to time, and shall also reimburse Lender for all reasonable costs and expenses from time to time incurred by Lender in connection with all Saab Aircraft Collateral Appraisals, Spare Parts Collateral Appraisals and other appraisals of the Collateral."

      1.8 PAYMENT OF PRINCIPAL OF REVOLVER LOANS. Section 4.2.1 is amended by deleting Section 4.2.1(i) in its entirety and by substituting in lieu thereof the following:

            "(i) Any portion of the Revolver Loans consisting of the principal amount of Base Rate Loans or Daily LIBOR Loans shall be paid by Borrower to Lender, unless converted to a LIBOR Rate Loan in accordance with this Agreement, immediately upon the earlier of (a) the receipt by Lender or Borrower of any Net Proceeds of any of the Spare Parts, and, for so long as no Event of Default exists, the Eligible Accounts, and, during the existence of an Event of Default, all Accounts, in each case to the extent of such Net Proceeds or (b) the termination of this Agreement by Borrower or Lender pursuant to Section 5


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      hereof."

      1.9 PAYMENT OF TERM LOAN. Section 4.2.2 is amended in its entirety to read as follows:

            "4.2.2 PAYMENT OF PRINCIPAL OF TERM LOAN. Borrower shall repay the principal balance of the Term Loan in consecutive monthly installments of principal, commencing on the first (1st) day of the month following the Closing Date and continuing on the first (1st) day of each month thereafter, as follows: (a) for the principal payment due on January 1, 1999 and on the first day of each month thereafter through and including the principal payment due on March 1, 2002, each such principal installment shall be in an amount equal to $56,250; (b) for the principal payment due on April 1, 2002 and on the first day of each month thereafter through and including the principal payment due on February 1, 2005, each such principal installment shall be in an amount equal to $89,063; and (c) the final principal payment shall be due and payable in full on March 1, 2005 and shall be in an amount equal to the remaining principal balance of the Term Loan."

      1.10 PAYMENT OF PRINCIPAL OF EQUIPMENT LOANS. Section 4.2.3 2 is amended in its entirety to read as follows:

            "4.2.3 PAYMENT OF PRINCIPAL OF EQUIPMENT LOANS. Borrower shall repay the principal balance of each Equipment Loan in consecutive monthly installments of principal, commencing on the first day of the month following the Equipment Loan Borrowing Date for such Equipment Loan and continuing on the first day of each month thereafter, each in an amount equal to the product obtained by multiplying the amount of such Equipment Loan by a fraction, the numerator of which is one (1) and the denominator of which is sixty (60), with a final maturity on the first day of the sixtieth (60th) month following the month in which the Equipment Loan Borrowing Date occurs."

      1.11 TERM OF LOAN AGREEMENT. Section 5.2 is amended in its entirety to read as follows:

            "5.1 TERM OF AGREEMENT. Subject to Lender's right to cease making Loans to Borrower during the existence of any Default or Event of Default, this Agreement shall be in effect for a period from the date of this Agreement until March 31, 2004 (the "Original Term"), unless terminated as provided in Section 5.2 hereof."

      1.12 TERMINATION CHARGES. Section 5.2.3 is amended in its entirety to read as follows:

            "5.2.3 TERMINATION CHARGES. On the effective date of termination of this Agreement for any reason, Borrower shall pay to Lender (in addition to the then


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      outstanding principal, accrued interest and other charges owing under the terms of this Agreement and any of the other Loan Documents) as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to the product obtained by multiplying the Average Credit Facility Balance for the immediately preceding 12-month period ending with the month immediately preceding the date of such termination (or shorter period of time this Agreement is in effect), TIMES one percent (1.0%); PROVIDED, HOWEVER, in the event (a) Lender accelerates the Obligations or imposes the Default Rate as a result of an Event of Default under Section 11.1.4 of this Agreement, (b) Lender establishes an Availability Reserve in excess of $250,000 (other than the Special Availability Reserve), or (c) Lender does not grant its written approval to the use of any proceeds of the Revolver Loans to make an Acquisition as required by clause iv(a) of the definition of Permitted Acquisition, then within one hundred twenty
      (120) days thereafter, Borrower may terminate this Agreement without the payment of any termination charge."

      1.13 RELEASE OF COLLATERAL. A new Section 6.5 is added as follows:

            "6.5 RELEASE OF COLLATERAL. In order to facilitate Borrower's acquisition and financing of Aircraft manufactured by Embraer-Empresa Brasileira de Aeronautica S.A., Lender agrees to execute and deliver, upon Borrower's request and at Borrower's expense, an Aircraft and Related Property Lien Release with respect to any such Aircraft substantially in the form of the Aircraft and Related Property Lien Release executed by Lender on January 17, 2002 in favor of Borrower and JPMorgan Chase Bank, as Security Trustee, with respect to the four (4) Embraer EMB-145LR aircraft with manufacturer's serial numbers 145409 (N282SK), 145424 (N283SK), 145427 (N284SK), and 145435 (N285SK), provided that no Default or Event of Default then exists or would result therefrom."

      1.14 ADMINISTRATION OF SPARE PARTS. Section 7.3 is amended in its entirety to read as follows:

      "7.3  ADMINISTRATION OF SPARE PARTS AND OTHER EQUIPMENT.

            7.3.1 RECORDS AND SCHEDULES OF SPARE PARTS AND OTHER EQUIPMENT. Borrower shall keep accurate records itemizing and describing the kind, type, quantity and book value of its Spare Parts, and material items of other Equipment and all dispositions made in accordance with Section 9.2.8 hereof, and shall furnish Lender with a current schedule containing the foregoing information (i) in the case of Spare Parts, monthly no later than the tenth (10th) day of the month as of the end of the preceding month, and (ii) in the case of all other Equipment, on at least an annual basis and more often if reasonably requested by Lender. Borrower shall also keep accurate and complete logs, manuals, books and records relating to the Equipment, and provide Lender with copies of reports and


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      information relating to the Equipment as Lender may reasonably require from time to time. Promptly after request therefor by Lender, Borrower shall deliver to Lender copies of any and all evidence of ownership, if any, of any Equipment having a cost in excess of $50,000.

            7.3.2 CONDITION OF SPARE PARTS AND OTHER EQUIPMENT. Borrower shall maintain its Spare Parts and each other material item of its Equipment in good operating condition and repair, and make all necessary replacements of and repairs thereto so that the value and operating efficiency of the Spare Parts and other material items of its Equipment shall be maintained and preserved, reasonable wear and tear excepted. Borrower shall maintain all Eligible Equipment for which Lender has made an Equipment Loan and all Aircraft Collateral and Rated Engine Collateral airworthy at all times, except when such items of Collateral are being repaired or replaced in accordance with the provisions of this Agreement. Borrower will not permit any material item of its Equipment to become affixed to any real Property leased to Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form reasonably acceptable to Lender.

            7.3.3 SUPPLEMENT. Borrower shall comply with each Supplement that is hereafter executed by Borrower pursuant to this Agreement."

      1.15 DISPOSITION OF COLLATERAL. Section 9.2.8(iii) is amended in its entirety to read as follows:

            "(iii) dispositions in the ordinary course of business of Spare Parts and other items of Equipment (other than any item of the Saab Aircraft Collateral or any Eligible Equipment financed by an Equipment
      Loan) of Borrower and its Subsidiaries; PROVIDED THAT in the case of Spare Parts, the Spare Parts Borrowing Base is adjusted accordingly;"

      1.16 FINANCIAL COVENANTS. Section 9.3 is amended in its entirety to read as follows:

            "9.3.1 CONSOLIDATED FIXED CHARGE COVERAGE RATIO. Borrower and its Subsidiaries shall maintain a Consolidated Fixed Charge Coverage Ratio as of the end of each Testing Period of not less than 1.02 to 1.0.

            9.3.2 CONSOLIDATED LEVERAGE RATIO. Borrower and its Subsidiaries shall maintain at all times a Consolidated Leverage Ratio of no greater than 5.5 to 1.0."

      1.17 AMOUNT OF EACH EQUIPMENT LOANS. Section 10.2.4 is amended in its entirety to read as follows:


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            "10.2.4 AMOUNT OF EQUIPMENT LOAN. The amount of the requested
      Equipment Loan shall not exceed ninety percent (90%) of the Equipment Purchase Price of the Eligible Equipment being financed with the proceeds of such Equipment Loan."

      1.18 EQUIPMENT NOTE. Exhibit A-2 attached to the Loan Agreement is deleted and in lieu thereof is substituted Exhibit A-2 attached to this Amendment.

      1.19 COMPLIANCE CERTIFICATE. Exhibit D attached to the Loan Agreement is deleted and in lieu thereof is substituted Exhibit D attached to this Amendment.

      1.20 RENEWAL TERMS. All references in the Loan Agreement to a Renewal Term are deleted.

      1.21 PRIOR AMENDMENTS. Each of the amendments made to the Loan Agreement by the Prior Amendments are deleted in their entirety.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

      The Borrower hereby represents and warrants to the Lender that as of the date hereof:

      2.1. COMPLIANCE WITH THE LOAN AGREEMENT AND OTHER LOAN DOCUMENTS. The Borrower is in compliance with all of the terms and provisions set forth in the Loan Agreement and in the other Loan Documents to be observed or performed by the Borrower, except where the failure of the Borrower to comply has been waived in writing by the Lender.

      2.2. REPRESENTATIONS IN LOAN AGREEMENT AND OTHER LOAN DOCUMENTS. The representations and warranties of the Borrower set forth in the Loan Agreement and the other Loan Documents are true and correct in all material respects except to the extent that such representations and warranties relate solely to or are specifically expressed as of a particular date or period which is past or expired as of the date hereof.

      2.3.  NO EVENT OF DEFAULT.  No Default or Event of Default exists.

                                   ARTICLE III

                         MODIFICATION OF LOAN DOCUMENTS

      3.1. LOAN DOCUMENTS. The Loan Agreement and each of the other Loan Documents are amended to provide that any reference to the Loan Agreement in the Loan Agreement or any of the other Loan Documents shall mean the Loan Agreement as amended by this Amendment, and as it is further amended, restated, supplemented or modified from time to time.


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                                   ARTICLE IV

                              CONDITIONS PRECEDENT

      It shall be a condition precedent to the amendments to the Loan Agreement as set forth in Article I hereof that each of the following conditions shall have been satisfied:

      4.1. DOCUMENTATION. The Lender shall have received:

            (a)   this Amendment duly executed by the Borrower; and

            (b) Amendment No. 1 to the Term Note, in form satisfactory to the Lender and its counsel, reflecting the changes to the amortization of the remaining principal balance of the Term Loan as set forth in Section 4.2.2 of the Loan Agreement as amended hereby.

      4.2. AMENDMENT FEE. The Borrower shall have paid to the Lender an amendment fee in the amount of $80,000 which shall be due and payable on the date of the execution and delivery of this Amendment and shall be non-refundable after such fee is paid.

      4.3. REPRESENTATIONS AND WARRANTIES. Each of the warranties and representations of the Borrower set forth in this Amendment shall be true, correct and accurate in all material respects.

                                    ARTICLE V

                                     GENERAL

      5.1. FULL FORCE AND EFFECT. As expressly amended hereby, the Loan Agreement shall continue in full force and effect in accordance with the provisions thereof. As used in the Loan Agreement, "hereinafter", "hereto", "hereof" or words of similar import, shall, unless the context otherwise requires, mean the Loan Agreement as amended by this Amendment.

      5.2 APPLICABLE LAW. This Amendment shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina.

      5.3 COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one and the same instrument.

      5.4 EXPENSES. The Borrower shall reimburse the Lender for all reasonable legal fees and expenses incurred by the Lender in connection with the preparation, negotiation, execution and delivery of this Amendment and all other agreements and documents or contemplated hereby.


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      5.5. HEADINGS. The headings in this Amendment are for the purpose of reference only and shall not affect the construction of this Amendment.

      5.6 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER AND THE LENDER EACH WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AMENDMENT, THE LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

                       [Signatures Begin on the Next Page]




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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered on the date first above written.

                              BORROWER:

                              CHAUTAUQUA AIRLINES, INC

                              By: /s/ Robert H. Cooper
                                 ------------------------------------------
                              Title:  Executive Vice President and CFO
                                    ---------------------------------------


                              LENDER:

                              FLEET CAPITAL CORPORATION

                              By: /s/ W. Reed Paden
                                 ------------------------------------------
                              Title:  V.P.
                                    ---------------------------------------

                                   EXHIBIT A-2

                             SECURED PROMISSORY NOTE

$[Amount of Equipment Loan]                     [Equipment Loan Borrowing Date]
                                                Charlotte, North Carolina

      FOR VALUE RECEIVED, the undersigned (hereinafter "Borrower"), hereby promises to pay to the order of FLEET CAPITAL CORPORATION, a Rhode Island corporation (hereinafter "Lender"), in such coin or currency of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, the principal sum of _______________________________ Dollars ($____________), together with interest from and after the date hereof on the unpaid principal balance outstanding at the rates of interest in effect from time to time pursuant to Section 2.1 of the Loan Agreement (as such term is defined below).

      This Secured Promissory Note (the "Note") is one of the Equipment Notes referred to in, and is issued pursuant to, that certain Loan and Security Agreement between Borrower and Lender dated December 9, 1998 (hereinafter, as amended from time to time, the "Loan Agreement"), and is entitled to all of the benefits and security of the Loan Agreement. All of the terms, covenants and conditions of the Loan Agreement and the Security Documents are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

      For so long as no Event of Default shall have occurred, the principal amount and accrued interest of this Note shall be due and payable on the dates and in the manner hereinafter set forth:

            (a) Interest shall be due and payable monthly, in arrears, on the first day of each month, commencing on the first day of the month following the date hereof, and continuing until such time as the full principal balance, together with all other amounts owing hereunder, shall have been paid in full;

            (b) Principal shall be due and payable monthly commencing on the first day of the month following the date hereof, and continuing on the first day of each month thereafter to and including the first day of ___________, _____ [THE 59TH MONTH AFTER THE MONTH IN WHICH THE EQUIPMENT LOAN BORROWING DATE FOR THE EQUIPMENT LOAN EVIDENCED BY THIS NOTE OCCURS], in installments of $__________ each [THE AMOUNT OF THE EQUIPMENT LOAN EVIDENCED BY THIS NOTE DIVIDED BY SIXTY (60)]; and

            (c) The entire remaining principal amount then outstanding, together with any and all other amounts due hereunder, shall be due and payable on the first day of ____________, _____ [THE 60TH MONTH AFTER THE MONTH IN WHICH THE EQUIPMENT LOAN

      BORROWING DATE FOR THE EQUIPMENT LOAN EVIDENCED BY THIS NOTE OCCURS].

      If, prior to the date on which this Note is required to be paid in full in accordance with the foregoing provisions, the Loan Agreement is terminated pursuant to Sections 5.2.1 or 5.2.2 thereof, then the entire unpaid principal balance and accrued interest on this Note shall be immediately due and payable in full and shall be paid on the effective date of such termination.

      Borrower shall prepay this Note as provided in Section 4.5 of the Loan Agreement and may prepay this Note in whole at any time or in part from time to time as provided in Section 4.6 of the Loan Agreement. All partial prepayments, whether mandatory or voluntary, shall be applied ratably to the remaining installments of principal due hereon.

      Upon the occurrence of an Event of Default, Lender shall have all of the rights and remedies set forth in Section 11 of the Loan Agreement.

      To the fullest extent permitted by applicable law, Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws, except as otherwise expressly provided in the Loan Agreement.

      Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Lender in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Lender of any right or remedy preclude any other right or remedy. Lender, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against Borrower or any other property or indebtedness due or to become due to Borrower. Borrower agrees that, without releasing or impairing Borrower's liability hereunder, Lender may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

      This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of North Carolina and is intended to take effect as an instrument under seal.

      IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered in Charlotte, North Carolina, on the date first above written.

ATTEST:                             CHAUTAUQUA AIRLINES, INC.
                                    ("BORROWER")


___________________________________ By:_______________________________________
Secretary                              Title:___________________________________

 [CORPORATE SEAL]

                                    EXHIBIT D

                             COMPLIANCE CERTIFICATE

                            [Letterhead of Borrower]




                            __________________, 20__



Fleet Capital Corporation
6100 Fairview Road, Suite 200
Charlotte, North Carolina 28210
Attention: Southeast Loan Administration

            The undersigned, the chief financial officer of Chautauqua Airlines, Inc., a New York corporation ("Borrower"), gives this certificate to Fleet Capital Corporation ("Lender") in accordance with the requirements of Section
9.1.3 of that certain Loan and Security Agreement dated December 9, 1998, between Borrower and Lender (as amended from time to time, the "Loan Agreement"). Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

      1. Based upon my review of the Consolidated balance sheets and statements of income of Borrower and its Subsidiaries for the Testing Period ending __________________, 19__, copies of which are attached hereto, I hereby certify that:

            (a) The Consolidated Fixed Charges Coverage Ratio for such Testing Period is ____ to 1.0;

            (b) The Consolidated Leverage Ratio as of the end of such Testing Period is _____ to 1; and

            (c) The ERJ Start-Up Expenses for the Fiscal Quarter then ended are $____________ and for such Testing Period are $_______________________.

      2. No Default exists on the date hereof, other than: ________________ __________________________________________________ [if none, so state]; and

      3. No Event of Default exists on the date hereof, other than ____________________________________________________________ [if none, so state].


                                    CHAUTAUQUA AIRLINES, INC.
                                    ("BORROWER")


                                    By: ____________________________________
                                          Chief Financial Officer